Exhibit 3.1

State of Washington
Secretary of State
This Certificate is not valid for use anywhere within the United States of America, its territories or possessions.

Apostille (Convention de La Haye du 5 octobre 1961)
1.	Country
United States of America
Pays /País
This public document Le presént acte public /El presente documento público
2.	has been signed by
	a été signé par	KIM WYMAN
ha sido firmado por
3.	acting in the capacity of
	agissant en qualité de	Secretary of State
quien actúa en calidad de
4.	bears seal/ stamp of
	est revétu du sceau / timbre de	State of Washington - 1889
y está revistido de! sello / timbre de
Certified
Atteste / Certificado
5.	at	6.	the
	Olympia, Washington		December 17, 2019
	à/ en		le/ el día
7.	by
Kim Wyman, Secretary of State, State of Washington
par/ por
8.	Number
	sous nombre / bajo el	U21979155
número
9.	Seal / stamp	10.	Signature: /s/ Kim Wyman
	Sceau / timbre		Signature:
	Sello / timbre		Firma:

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FILED Secretary of State State of Washington Date Filed: 12/17/2019 Effective Date: 12/18/2019 UBI No: 602 588 317
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LIMEADE, INC.
ARTICLE I.
Name
The name of the corporation is Limeade, Inc. (the “Corporation”).
ARTICLE II.
Registered Office
The address of the registered office of the Corporation is 711 Capitol Way South, Suite 204, Olympia, Washington 9850 I, and the name of the registered agent at such address is C T Corporation System.
ARTICLE III.
Business Purpose
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Title 23B of the Revised Code of Washington, as amended (the “Business Corporation Act”).
ARTICLE IV.
Duration
The period of the Corporation's duration is perpetual.
ARTICLE V.
Capital. Stock
1.Effective at 12:02 am Sydney Australia local time on December 19, 2019 (the “Effective Time”), each share of common stock, no par value per share (“Common Stock”), then issued and outstanding immediately prior to the Effective Time shall automatically and without any action by the holders of such shares, be divided and converted into eight (8) shares of Common Stock (the “Stock Split”). Each certificate that, immediately prior to the Effective Time represented shares of Common Stock(“Old Certificate”) shall thereafter represent that number of shares of Common stock into which the shares of Common Stock represented by the Old Certificate shall have been divided pursuant to the Stock Split.
2.The Corporation is authorized to issue a total of Five Hundred Sixty Million (560,000,000) shares of capital stock, which shall consist of Five Hundred Fifty (550,000,000) shares of Common Stock and Ten Million (10,000,000) shares of preferred stock no par value per share (“Preferred Stock”). Except as otherwise provided in accordance with these Articles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.
3.The board of directors of the Corporation (the “Board of Directors”) is hereby authorized from time to time, without shareholder action, to provide for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time and to determine with respect to each such series the voting powers, if any, designations, preferences and relative, participating, option or other special rights, and the qualifications,

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limitations or restrictions relating thereto, including, without limitation any voting rights, dividend rights, liquidation preferences, conversion rights and redemption rights.
4.Before the Corporation shall issue shares of any series of Preferred Stock, Articles of Amendment or Amended and Restated Articles of Incorporation fixing (a) the voting powers, designations and preferences, (b) the relative participating, option or other rights, if any and (c) the qualifications, limitations and restrictions if any relating in each case to the shares of Preferred stock of such series authorized by the Board of Director to be issued shall be filed with the secretary of State of the state of Washington in accordance with the Business Corporation Act and hall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.
5.Subject to any other restrictions in these Articles of Incorporation, a distribution in redemption or cancellation of shares of Common Stock or rights to acquire Common stock may be made without regard to the preferential rights of holders of shares of Preferred Stock, notwithstanding RCW 23B.06.400(2)(b) of the Business Corporation Act.
ARTICLE VI.
Directors
1.The number of directors of the Corporation shall be fixed in the Bylaws and may be increased or decreased from time to time in the manner specified therein.
2.At the Effective Time, the director of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class 1, Class 2 and Class 3, respectively (the “Classified Board"). The Board of Directors may assign members of the Board of Directors already in office to the Classified Board which assignments shall become effective at the same time as the Classified Board becomes effective. Director shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably practicable. The initial term of office of the lass l director hall expire at the Corporations first annual shareholders' meeting following the effectiveness of the Classified Board, the initial term of office of the Class 2 directors shall expire at the Corporation's second annual shareholders' meeting following the effectiveness of the Classified Board, and the initial term of office of the Corporation's Class 3 directors shall expire at the Corporation's third annual shareholders' meeting following the effectiveness of the Classified Board. At each annual shareholders' meeting following the effectiveness of the Classified Board, directors elected to succeed those directors of the class who e terms then expire shall be elected for a term of office to expire at the third succeeding annual shareholders' meeting after their election.
3.The shareholders of the Corporation shall not be entitled to cumulative voting as to the election of any directors.
4.Any contract or other transaction between the Corporation and one or more of its director , or between the Corporation and any corporation, firm, association, or other entity, of which one or more of the Corporation's directors are shareholders, members, directors, officers or employees or in which they are interested shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors that acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate the Corporation upon such contract or transaction; provided that the fact of such interest shall be disclosed to or known by the directors acting on such contract or transaction.

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ARTICLE VII.
Indemnification
1.    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions finally adjudged to be intentional misconduct by the director or a knowing violation of law by the director; (ii) for conduct of the director finally adjudged to be in violation of RCW 23B.08.310 of the Business Corporation Act; or (iii) for any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property or services to which the director was not legally entitled. If the Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act as so amended, without any requirement of further action by the shareholders.
2.    The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law, without regard to the limitations in RCW 238.08.510 through 23B.08.550 and 23B.08.560(2) of the Business Corporation Act, or any other limitation that may hereafter be enacted.
3.    Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation that existed at the time of such repeal or modification.
ARTICLE VIII.
Amendment of Articles
The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.
ARTICLE IX.
Shareholder Quorum; Shareholder Voting on Certain Corporate Action
1.A quorum shall be present to take any action on any matter at a shareholders' meeting if one-third of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication or by proxy; provided that with respect to the removal of a director, a quorum hall be present at a shareholders' meeting only if a majority of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication or by proxy.
2.The provision of this Section 2 are specifically intended to reduce the voting requirements otherwise prescribed under RCW23B.10.030, 238.11.030, 238.12.020 and 23B.14.020, in accordance with RCW 23B.07.270. Any corporate action for which the Business Corporation Act, as then in effect, would otherwise require approval by a two-thirds vote of the shareholders of the Corporation or by a two thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of share of each voting group entitled to vote separately.
ARTICLE.
No Preemptive Rights
No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

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ARTICLE XI.
Bylaws
In furtherance and not in limitation of the powers conferred by the Business Corporation Act, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by a resolution adopted by a majority of the directors.
ARTICLE XII.
Significant Business Transactions
The Corporation shall be subject to the provisions of RCW 23B.19 as contemplated by RCW 23 B.19.020( l 9)(a)(ii).
ARTICLE XIII.
Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts located in King County Washington, United States of America shall be the sole and exclusive forum for commencing or maintaining any “internal corporate proceeding” (as defined by RCW 238.02.080 of the Business Corporation Act), subject to such courts having personal jurisdiction over the indispensable parties named as defendants therein.

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Dated this 16th day of December, 2019.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer

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CERTIFICATE OF OFFICER REGARDING
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
LIMEADE, INC.
Limeade, Inc., a Washington corporation, by Henry Albrecht, its duly elected and qualified Chief Executive Officer, hereby delivers to the Secretary of State of the State of Washington for filing its Amended and Restated Articles of Incorporation, pursuant to RCW 23B.10.
1.The name of the corporation is Limeade, Inc.
2.The Articles of Incorporation, as amended, have been amended and restated in their entirety, to read as attached hereto.
3.Such amendments and restatement were adopted by the board of directors of the corporation on December 1, 2019.
4.Such amendments and restatement were duly approved by the shareholders of the corporation on December 1, 2019 in accordance with the provisions of RCW 23B.I0.030 and 238. l0.040 of the Washington Business Corporation Act, such approval was obtained by written consent in accordance with RCW 23B.07.040 and written notice to any nonconsenting shareholders has been given as provided in RCW 23B.07.040.
5.The Amended and Restated Articles of Incorporation will be effective at 5:02AM PST)
on December 18 2019.
Dated this 16th day of December, 2019.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer

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AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LIMEADE, INC.
ARTICLE I.
Name
The name of the corporation is Limeade, Inc. (the “Corporation”).
ARTICLE II.
Registered Office
The address of the registered office of the Corporation is 711 Capitol Way South, Suite 204, Olympia, Washington 98501, and the name of the registered agent at such address is C T Corporation System.
ARTICLE Ill.
Business Purpose
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Title 23B of the Revised Code of Washington, as amended (the “Business Corporation Act”).
ARTICLE IV.
Duration
The period of the Corporation's duration is perpetual.
ARTICLE V.
Capital Stock
1.Effective at 12:02 am Sydney Australia local time on December 19, 2019 (the “Effective Time”), each share of common stock, no par value per share (“Common Stock”), then issued and outstanding immediately prior to the Effective Time shall, automatically and without any action by the holders of such shares, be divided and converted into eight (8) shares of Common Stock (the “Stock Split”). Each certificate that, immediately prior to the Effective Time represented shares of Common Stock ("Old Certificate”) hall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been divided pursuant to the Stock Split.
2.The Corporation is authorized to issue a total of Five Hundred Sixty Million (560,000,000) shares of capital stock which shall consist of Five Hundred Fifty (550,000,000) shares of Common stock and Ten Million (10 000,000) shares of preferred stock, no par value per share (“Preferred Stock”). Except a otherwise provided in accordance with these A1iicles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each share pa1iicipating on a pro rata basis.
3.The board of directors of the Corporation (the “Board of Directors”) is hereby authorized from time to time without shareholder action, to provide for the issuance of shares of Preferred stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time, and to determine with respect to each such series the voting powers, if any designations, preferences, and relative, pa11icipating, option or other special rights, and the qualifications, limitations or restrictions relating thereto, including, without limitation, any voting rights, dividend rights, liquidation preferences, conversion rights and redemption rights.

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4.Before the Corporation shall issue shares of any series of Preferred Stock, Articles of Amendment or Amended and Restated Articles of Incorporation fixing (a) the voting powers, designations and preferences, (b) the relative, participating, option or other rights, if any, and (c) the qualifications, limitations and restrictions, if any relating in each case to the shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State of the State of Washington in accordance with the Business Corporation Act and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.
5.Subject to any other restnct10ns in these Articles of Incorporation, a distribution in redemption or cancellation of shares of Common Stock or rights to acquire Common Stock may be made without regard to the preferential rights of holders of shares of Preferred Stock, notwithstanding RCW 23B.06.400(2)(b) of the Business Corporation Act.
ARTICLE VI.
Directors
1.The number of directors of the Corporation shall be fixed in the Bylaws and may be increased or decreased from time to time in the manner specified therein.
2.At the Effective Time, the directors of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class l, Class 2 and Class 3 respectively (the “Classified Board”). The Board of Directors may assign members of the Board of Directors already in office to the Classified Board, which assignments shall become effective at the same time as the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably practicable. The initial term of office of the Class I directors shall expire at the Corporation's first annual shareholders' meeting following the effectiveness of the Classified Board, the initial term of office of the Class 2 directors shall expire at the Corporation's second annual shareholders' meeting following the effectiveness of the Classified Board, and the initial term of office of the Corporation's Class 3 directors shall expire at the Corporation’s third annual shareholders' meeting following the effectiveness of the Classified Board. At each annual shareholders' meeting following the effectiveness of the Classified Board, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual shareholders' meeting after their election.
3.The shareholders of the Corporation shall not be entitled to cumulative voting as to the election of any directors.
4.Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm, association, or other entity, of which one or more of the Corporation's directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or director at the meeting of the Board of Directors that acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate the Corporation upon such contract or transaction; provided that the fact of such interest shall be disclosed to or known by the directors acting on such contract or transaction.

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ARTICLE VII.
Indemnification
1.A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions finally adjudged to be intentional misconduct by the director or a knowing violation of law by the director; (ii) for conduct of the director finally adjudged to be in violation of RCW 238.08.3 IO of the Business Corporation Act; or (iii) for any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property or services to which the director was not legally entitled. If the Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act, as so amended, without any requirement of further action by the shareholders.
2.The Corporation hall indemnify any individual made a party to a proceeding because that individual i or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 238.08.560(2) of the Business Corporation Act, or any other limitation that may hereafter be enacted.
3.Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation that existed at the time of such repeal or modification.
ARTICLE VIII.
Amendment of Articles
The Corporation reserves the right to amend, alter change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and all right conferred upon shareholders herein are granted subject to this reservation.
ARTICLE IX.
Shareholder Quorum; Shareholder Voting on Certain Corporate Action
1.A quorum shall be present to take any action on any matter at a shareholders' meeting if one-third of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in p r on, by the use of remote communication, or by proxy; provided that with respect to the removal of a director a quorum hall be present at a shareholders' meeting only if a majority of the votes entitled to be cast on the matter by each separate voting group are represented at the meeting in person, by the use of remote communication, or by proxy.
2.The provisions of this Section 2 are specifically intended to reduce the voting requirements otherwise prescribed under RCW 238.10.030, 23B.11.030, 23B.12.020 and 23B.14.020, in accordance with RCW 238.07.270. Any corporate action for which the Business Corporation Act, as then in effect, would otherwise require approval by a two-thirds vote of the shareholders of the Corporation or by a two thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it i approved by the affirmative vote of the holders of a majority of shares entitled to vote or if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately.
ARTICLE X.
No Preemptive Rights
No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

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ARTICLE XI.
Bylaws
In furtherance and not in limitation of the power conferred by the Business Corporation Act, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by a resolution adopted by a majority of the directors.
ARTICLE XII.
Significant Business Transactions
The Corporation shall be subject to the provisions of RCW 23B.19 as contemplated by RCW 23B. l 9.020(19)(a)(ii).
ARTICLE III.
Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts located in King County, Washington, United States of America shall be the sole and exclusive forum for commencing or maintaining any 'internal corporate proceeding” (as defined by RCW 238.02.080 of the Business Corporation Act), subject to such courts having personal jurisdiction over the indispensable parties named as defendants therein.
* * * * *

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I, Kim Wyman, Secretary of State of the State of Washington and custodian of its seal, hereby certify the foregoing is a true and accurate copy of the record on file in this office.

DEC 17 2019

Given under my hand and the Seal of the State of Washington in Olympia, the State Capital.

Total Pages: 10 /s/ Kim Wyman